UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2015

U-VEND, INC.
(Exact name of registrant specified in its charter)

 333-165972
Commission File Number

Delaware	22-3956444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1507 7th STREET, #425
SANTA MONICA, CALIFORNIA 90401
(Address of principal executive offices)

(800) 467-1496
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communication pursuant for Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, U-Vend, Inc. (the “Company”) appointed Mark A. Chapman as President of U-Vend America, Inc., an operating division of U-Vend, Inc.  As President of U-Vend America, Inc., Mr. Chapman will be compensated as follows, as set forth in his employment agreement (“Agreement”) effective August 7, 2015: (i) the term of the Agreement is three years; (ii) an annual salary of $120,000; (iii) an initial grant of 500,000 shares of restricted common stock (“Restrictive Shares”), vesting in three tranches, one third on January 1, 2016, one third on the second anniversary of the Commencement Date of the Agreement, and the final one third on the third anniversary of the Commencement Date of the Agreement; (vi) immediate vesting of Restrictive Shares upon a change of control or sale of the Company; (v) participation in the Company’s management performance bonus plan; and (vi) eligibility to participate in the Company’s health and other benefit plans on the same terms and conditions as the Company’s other employees.  In the event Mr. Chapman’s employment is terminated without cause or he resigns for good reason, Mr. Chapman will receive a severance payment as follows: (i) any accrued but unpaid salary for services rendered to the date of termination; and (ii) an amount equal to his salary at the time of such termination, payable for the remainder of the then-current term.

Mr. Chapman has over three decades of extensive experience and success in the retail and consumer products industry including holding positions at General Foods, Dr. Pepper, The Mauna Loa Macadamia Nut Company, Malt-O-Meal, and Ralston Purina.  He founded and was CEO of United Sales, Inc. a sales, marketing and consumer products distribution company which he subsequently sold to Fleming, Inc.  He has been a brand consultant and advisor for numerous consumer product-related companies including Coke Foods, Dial Corp., Belgard Brands, Del Monte, First Brands, HJ Heinz, JM Smuckers, Kellogg’s Frozen Foods, First Brands, Reckitt and Coleman, Land-O-Lakes, Diamond Aircraft, Shasta Beverage, Plochmans, and Breyers Frozen Products.

 Mr. Chapman holds a Bachelor’s degree in Marketing & Psychology (cum Laude) and a Masters degree in Psychology (Magna cum Laude) from Richmond University in London, England.  He acquired post-graduate training at the University of Pennsylvania (Global Marketing & Anti-Trust Law), University of Chicago (Marketing/Product Diversification), Stanford University (Financial & Legal Studies), Southern Methodist University (Branding & Global Products Diversification) and from the American Marketing Association (Advanced Leadership).

On July 20, 2015, the Company issued a press release announcing the appointment of Mr. Mark A. Chapman as president of U-Vend America, Inc., an operating division of U-Vend, Inc.  A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.
Other Events.

On August 11, 2015, the Company issued a press release announcing the naming of Mr. Mark A. Chapman as President of U-Vend America, Inc.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit.
10.37	Chapman Employment Agreement
99.1	Press release issued by U-Vend, Inc., dated August 11, 2015.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U-Vend, Inc.

By: /s/ Raymond Meyers
      Raymond Meyers, Chief Executive Officer
August 11, 2015